UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2020 (August 24, 2020)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On August 24, 2020, Tredegar Corporation (the “Company”), Tredegar Far East Corporation, Tredegar Film Products (Latin America), Inc., and Tredegar Investments, LLC (each of which is a subsidiary of the Company, and collectively with the Company, the “Sellers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Fitesa Nao Tecidos S.A., Fitesa US LLC and Miramar Participações Ltda (collectively, the “Buyers”) and, for the purposes of guaranteeing Buyers’ payment and performance obligations under the Purchase Agreement and for the other limited purposes set forth in the Purchase Agreement, other than for Miramar Participações Ltda, Fitesa S.A. (“Buyers’ Parent”), pursuant to which the Buyers agreed to purchase from the Sellers, and the Sellers agreed to sell to the Buyers (the “Transaction”), 100% of the issued and outstanding equity interests of Tredegar Film Products LLC, Tredegar Film Products India Private Limited and Tredegar Brasil Indústria De Plásticos Ltda. for an aggregate purchase price of approximately $60.5 million (estimated pretax cash proceeds after transaction costs, purchase price adjustments and transition services of $40 to $45 million).  Net cash income tax costs or benefits for the Company relating to the Transaction are expected to be negligible.

The Company’s subsidiaries included in the Transaction comprise the Company’s Personal Care Films business, which is currently reported by the Company within the personal care component of its PE Films segment.   The Transaction excludes the packaging film lines and operations relating to the Pottsville, Pennsylvania manufacturing site also currently reported by the Company within the personal care component of its PE Films segment (“Pottsville Packaging”).

The Purchase Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations of the Sellers, the Buyers and the Buyers’ Parent.

Completion of the Transaction (the “Closing”) is expected to occur during the fourth quarter of 2020. The Closing is contingent upon the satisfaction of customary closing conditions set forth in the Purchase Agreement, including the receipt of certain competition filing approvals, the accuracy of each party’s representations and warranties (subject to certain exceptions) and the performance in all material respects by each of the parties of its covenants and agreements. The Closing is not subject to a financing condition. The Purchase Agreement also includes customary termination provisions, including if the closing of the Transaction has not occurred on or before November 30, 2020, which can be extended under certain, specific circumstances to December 31, 2020.

At Closing, the Company and Fitesa US LLC will enter into a transition services agreement pursuant to which the Company and certain of its affiliates, will provide certain payroll, facility access, accounting and information technology services to support the Buyers and Buyers’ Parent in the ongoing operations of the Personal Care Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The above description of the Purchase Agreement has been included to provide information regarding the terms of the Purchase Agreement. It is not intended to provide any other information about the Company, the Sellers, the Buyers, the Buyers’ Parent or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of the parties thereto that were made solely for the benefit of the other party. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, such representations and warranties may apply a contractual standard of materiality that is different from that generally applicable to shareholders. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the parties thereto or the Company.

Item 7.01.	Regulation FD Disclosure.

On August 25, 2020, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to  the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

2.1
Purchase and Sale Agreement, dated as of August 24, 2020, by and among Fitesa Nao Tecidos S.A., Fitesa US LLC, Miramar Participações Ltda, Tredegar Corporation, Tredegar Far East Corporation, Tredegar Film Products (Latin America), Inc., Tredegar Investments, LLC and Fitesa S.A.

99.1	Press release issued on August 25, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TREDEGAR CORPORATION
(Registrant)

Date: August 25, 2020	By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Corporate Secretary